UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported)	July 27, 2006

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (336) 768-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 27, 2006, Southern Community Financial Corporation issued a press release announcing that its Board of Directors, at its regular meeting on July 19, 2006, declared a quarterly cash dividend of three and one-half cents ($0.035) per share on the Corporation’s common stock. The dividend is payable September 1, 2006 to shareholders of record as of the close of business on August 15, 2006. This is the Corporation’s sixth consecutive quarterly dividend, following its former practice of annual cash dividends. A copy of the press release is attached hereto as Exhibit 99.1.

Southern Community Financial Corporation is headquartered in Winston-Salem, North Carolina and is the holding company of Southern Community Bank and Trust, a community bank with twenty banking offices throughout the Piedmont region of North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on The NASDAQ Global Select Market under the trading symbols SCMF and SCMFO, respectively. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated July 27, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

July 27, 2006	By:	/s/ David W. Hinshaw
Name: David W. Hinshaw
Title: Executive Vice President and Chief Financial Officer